THIS PROXY IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF APPLEBEE'S INTERNATIONAL, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 1995

         The undersigned  hereby appoints each of Abe J. Gustin,  Jr. and Robert
T. Steinkamp the proxy and attorney-in-fact of the undersigned with full power of substitution for and in the name of the undersigned to attend the Annual Meeting of Stockholders of Applebee's International, Inc., to be held at 4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207 on May 26, 1995 at 10:00 a.m., CDT, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock of Applebee's International, Inc., which the undersigned would be entitled to vote if then personally present. The Board of Directors recommends votes FOR proposals I through V.

   I. To amend the Company's Certificate of Incorporation which would classify the Board of Directors into three classes, each with a term of three years.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

  II. To elect ten directors to serve until the next Annual Meeting of Stockholders or, in the event Proposal I is approved, to serve until the Annual Meeting of Stockholders to be held in the year indicated;
         Nominees: Abe J. Gustin, Jr. - 1997, Lloyd L. Hill - 1998, Robert A. Martin - 1997, Burton M. Sack - 1998, D. Patrick Curran - 1997, Eric L. Hansen - 1996, Jack P. Helms - 1998, Kenneth D. Hill - 1996, Johyne H. Reck - 1997, and Raymond D. Schoenbaum - 1996.

         [  ]  FOR all nominees listed above.
         [  ]  FOR all nominees listed above except____________________________.
         [  ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

 III. To amend the 1989 Stock Option Plan to increase the number of shares of Common Stock subject to option thereunder by 1,500,000 shares.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

  IV.    To approve the adoption of the Company's 1995 Equity Incentive Plan.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

   V. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 1995 fiscal year.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

  VI. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.




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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS I THROUGH V.


                                 Signature _________________    Date __________

                                 Signature _________________    Date __________

                                 Sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title. If a corporation, sign full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

                                 MARK, DATE, SIGN, AND PROMPTLY RETURN PROXY CARD IN ENCLOSED ENVELOPE.



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